Exhibit 99.1

Exponent Announces Executive Transition

Board of Directors appoints Catherine Corrigan as Chief Executive Officer and Paul R. Johnston as Executive Chairman

MENLO PARK, CA, May 31, 2018 - Exponent, Inc. (NASDAQ: EXPO) today announced that its Board of Directors appointed Dr. Catherine Corrigan, 49, as its Chief Executive Officer and President, and Dr. Paul R. Johnston, 64, as its Executive Chairman at its Board meeting on May 31, 2018. Additionally, Dr. John B. Shoven, 71, was appointed Lead Independent Director. These changes are consistent with the executive transition plan previously announced on December 7, 2017.

Dr. Corrigan joined Exponent 21 years ago and has assumed increasingly responsible positions over time. Most recently as President, she was responsible for management of all the Company’s consulting groups and business development activities. She was previously Group Vice President of the Transportation Group and joined the Company’s Operating Committee in 2012. Dr. Corrigan moved to the Menlo Park office in 2016. She obtained her Ph.D. in Medical Engineering and Medical Physics and her M.S. in Mechanical Engineering from the Massachusetts Institute of Technology, and her B.S.E. in Bioengineering from the University of Pennsylvania.

Dr. Johnston said, “It is with great confidence and pleasure that I transition the chief executive role to Catherine. She has demonstrated tremendous leadership as she has risen through the organization. Catherine has earned the respect of our employees and clients. She is the right person to lead our firm into the future. I look forward to supporting Catherine, the Board of Directors, and the rest of the leadership team at Exponent in my new role.”

Exponent’s Lead Independent Director, Dr. Shoven, said, “On behalf of shareholders and the Board, I would like to thank Paul for his nine years of contributions as CEO of Exponent and we look forward to working with him as our Executive Chairman. During his tenure, the Firm has strengthened its market position, leading to sustained organic growth, improved margins, and meaningful growth in shareholder value.”

Dr. Corrigan said, “I appreciate the Board’s confidence in me. I am excited to lead Exponent as we engage the brightest scientists and engineers to empower clients with solutions for a safe, healthy, sustainable and technologically complex world. We will continue to evolve our interdisciplinary teams to expand our differentiated market position and capitalize on new opportunities. I look forward to working with all of our stakeholders.”

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's interdisciplinary organization of scientists, physicians, engineers, and business consultants draws from more than 90 technical disciplines to solve the most pressing and complicated challenges facing stakeholders today. The firm leverages over 50 years of experience in analyzing accidents and failures to advise clients as they innovate their technologically complex products and processes, ensure the safety and health of their users, and address the challenges of sustainability.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. When used in this document and in the documents incorporated herein by reference, the words “intend,” "anticipate," "believe," "estimate," "expect" and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading "Risk Factors" and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.